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                     AMENDMENT TO THE SHAREHOLDERS AGREEMENT OF

                             GLOBAL GOLD ARMENIA LIMITED


     This Amendment to the Shareholders Agreement, dated as of May 13, 1997, by and among First Dynasty Mines Limited, a corporation organized under the laws of the Yukon, Canada ("FDM"), Global Gold Corporation, a Delaware corporation ("Gold") and Global Gold Armenia Limited, a Cayman Islands company (the "Company").
                                   WITNESSETH THAT

     WHEREAS each of FDM, Gold and the Company are parties to the Shareholders Agreement of Global Gold Armenia Limited, dated as of May 13, 1997 (the "Agreement") and wish to amend the Agreement in accordance herewith;

     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, each of the parties agrees as follows:

          1) The first paragraph of the Agreement is hereby amended as follows:

               (a) the word "corporation" following the phrase "Cayman Islands" is changed to "company;"

               (b) the phrases "W.S. Walker and Company," and "P.O. Box 265," are hereby deleted;

               (c)  the word "Corporation" is changed to the word "Company."

          2) The defined term "Corporation" is changed to "Company" throughout the remainder of the Agreement.

          3) The second paragraph of the Agreement is hereby amended as follows:


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               (a)  the phrase "common stock" in the sixth line is deleted and the word "capital" is substituted;

               (b) the parenthetical definition is hereby deleted and the following is substituted therefor:

                    "(such shares, together with shares subsequently acquired by the parties, being referred to as the "Shares")

          4) The defined term "Stock" is hereby changed to "Shares" throughout the remainder of the Agreement.

          5) Section 3.2 of the Agreement is hereby amended by the deletion of the word "By-Laws" and substitution of the phrase "Articles of Association."

          6) Section 10.2 of the Agreement is hereby amended by deletion of the phrase "Cayman Islands" and substitution thereof of the phrase "State of New York."

          7) Gold, by execution of this Amendment to the Shareholders Agreement, hereby confirms that the same, together with the Agreement, has been executed by Drury J. Gallagher, both in his capacity as president of Gold and as a director and member of the Board of Directors of Gold.

          8) The parties agree that, except as expressly provided herein, the Agreement is ratified and confirmed in all respects.


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     IN WITNESS WHEREOF, the undersigned have executed this Amendment to the
Shareholders Agreement as of the date first above written.



                              FIRST DYNASTY MINES LTD.


                              By:  /s/ Marcus Randolph
                                   ------------------------------------------
                                   Marcus Randolph, President


                              GLOBAL GOLD CORPORATION


                              By:  /s/ Robert A. Garrison
                                   ------------------------------------------
                                   Robert A. Garrison, President and
                                   Chief Operation Officer


                              GLOBAL GOLD ARMENIA LIMITED


                              By:  /s/ Drury J. Gallagher
                                   ------------------------------------------
                                   Drury J. Gallagher, Director and President


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